Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statements on Form S-3 of our reports dated February 19, 2021, relating to the financial statements of Fortinet, Inc. and the effectiveness of Fortinet, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Fortinet, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
February 22, 2021